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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Expeditors International of Washington, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Wednesday, May 5, 2004

To the Shareholders of Expeditors International of Washington, Inc.

        The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 5, 2004, at the Company's offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

  (1)
  To elect seven (7) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified; and

  (2)
  To transact such other business as may properly come before the meeting.

        Shareholders of record on the books of the Company at the close of business on March 10, 2004, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

Jeffrey J. King Secretary
Seattle, Washington March 31, 2004

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope; or submit your vote and proxy by telephone or by Internet in accordance with the instructions on your proxy card. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.

EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

        MAY 5, 2004

INFORMATION REGARDING PROXIES

        This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 5, 2004, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 10, 2004 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 2003 Annual Report to Shareholders will be mailed to shareholders on or about March 31, 2004.

        If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this Proxy Statement and in the form of proxy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

VOTING SECURITIES

        The only outstanding voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 105,220,590 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

        Under Washington law and the Company's charter documents, if a quorum is present, the seven nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors.

        Proxies and ballots will be received and tabulated by EquiServe Trust Company, N.A., an independent business entity not affiliated with the Company.

        The Common Stock is listed for trading on the NASDAQ National Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 10, 2004, was $36.09 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information, as of March 10, 2004, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Ruane, Cunniff & Co., Inc.(1) 767 Fifth Avenue New York, NY 10153-4798	16,372,503	15.6%

(1)
The holding shown is as of December 31, 2003, according to Schedule 13G dated February 13, 2004 filed by Ruane, Cunniff & Co., Inc. ("Ruane"), a broker or dealer and an investment advisor. Ruane reports that it has sole voting power with respect to 6,654,103 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        The Company by-laws require a Board of Directors composed of not less than six nor more than nine members. A Board of Directors consisting of seven directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below. All nominees named below are members of the current Board of Directors.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the seven nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

        The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all directors and executive officers as a group at March 10, 2004. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees:
Peter J. Rose(1)	60	1,176,310	1.12%
James L.K. Wang(2)(3)	55	456,208	*
R. Jordan Gates(4)	48	320,642	*
James J. Casey(5)	71	170,800	*
Dan P. Kourkoumelis(5)	52	160,000	*
Michael J. Malone(6)	59	74,000	*
John W. Meisenbach(6)	67	139,000	*
Additional Named Executives:
Glenn M. Alger(7)	47	1,288,520	1.22%
Robert L. Villanueva(8)(9)	51	147,717	*
Rommel C. Saber(10)	46	350,626	*
All directors and executive officers as a group (22 persons)(2)(9)(11)		5,893,860	5.60%

*
Less than 1%

(1)
Includes 478,000 shares subject to purchase options exercisable within sixty days.

(2)
Does not include 804,208 shares gifted to and held by an adult child of Mr. Wang, as to which Mr. Wang disclaims beneficial ownership.

(3)
Includes 380,000 shares subject to purchase options exercisable within sixty days.

(4)
Includes 250,000 shares subject to purchase options exercisable within sixty days.

(5)
Includes 144,000 shares subject to purchase options exercisable within sixty days.

(6)
Includes 64,000 shares subject to purchase options exercisable within sixty days.

(7)
Includes 428,374 shares subject to purchase options exercisable within sixty days.

(8)
Includes 85,028 shares subject to purchase options exercisable within sixty days.

(9)
Does not include 200 shares gifted to children of Mr. Villanueva as to which Mr. Villanueva disclaims beneficial ownership.

(10)
Includes 291,000 shares subject to purchase options exercisable within sixty days.

(11)
Includes 3,275,313 shares subject to purchase options exercisable within sixty days.

        All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

        Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

        James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd. since September 1981 and with its successor, E.I. Freight (Taiwan), Ltd., since January 1991. In October 1988, Mr. Wang became a director and Director-Far East of the Company and in January 1996 he was elected Executive Vice President. Mr. Wang was named President-Asia in May 2000. Mr. Wang has been nominated for re-election to the Board of Directors pursuant to a contractual undertaking made by the Company in connection with the 1984 acquisition of the Company's Hong Kong, Singapore and Taiwan offices. See "Executive Compensation—Employment Contracts" and "Certain Transactions."

        R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994 and Senior Vice President-Chief Financial Officer and Treasurer in January 1998. Mr. Gates was elected to the office of Executive Vice President-Chief Financial Officer and Treasurer in May 2000 and has served as a director since that date.

        James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities, including President-Direct Marketing.

        Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains and the Great Atlantic and Pacific Tea Company.

        Michael J. Malone became a director of the Company in August 1999. In 1971, Mr. Malone founded AEI Music Network, Inc. and served as the Chairman and Chief Executive Officer of this supplier of music services until its merger with DMX Music, Inc. Since the May 2001 merger, Mr. Malone serves as Chairman of DMX Music, Inc., a subsidiary of Liberty Media Corporation. Mr. Malone is also the owner/operator of several premium hotel properties after first acquiring Seattle's Sorrento Hotel in 1981.

        John W. Meisenbach became a director of the Company in November 1991. Since 1962, Mr. Meisenbach has been the President and sole shareholder of MCM, a Meisenbach Company, a financial services company. He currently serves on the Board of Directors of Costco Wholesale Corporation, a wholesale membership store chain and M Financial Group, a financial services organization. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

Board and Committee Meetings

        The Board of Directors of the Company held one meeting during the year ended December 31, 2003 and transacted business on five occasions during the year by unanimous written consent.

        The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. Mr. Casey has been elected Chairman and our Board of Directors has determined that he is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        The function of the Audit Committee is set forth in the Audit Committee Charter which is included as Appendix A to this Proxy Statement. In general, these responsibilities include meeting with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Audit Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held four meetings during 2003.

        The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held four meetings during 2003 and transacted business on one occasion during the year by unanimous written consent.

        The Board of Directors established a standing Nominating Committee in 2004 and adopted the Nominating Committee Charter which can be found on the Company's website at www.investor.expeditors.com. As set forth in that charter document, the function of the Nominating Committee is to assist the Board of Directors by (i) identifying individuals qualified to become members of the Board of Directors, and to recommend the director nominees for the election to be held at the next annual meeting of shareholders; (ii) identifying individuals qualified to become members in the event of a vacancy, and to recommend to the Board of Directors qualified individuals to fill any such vacancy; and (iii) to recommend to the Board of Directors, on an annual basis, director nominees for each Board of Directors committee. The Nominating Committee Charter requires the Board of Directors to select the membership of this committee at their first meeting following the Annual Meeting. It is anticipated that the Nominating Committee will consider shareholder nominations under the appropriate criteria as established by the Nominating Committee. Only individuals who meet the listing standards of the NASDAQ stock market relating to independence and any other applicable legal requirements will be qualified to serve as members of the Nominating Committee.

        Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served. While the Company has no established policy requiring directors to attend the Annual Meeting, historically, and in 2003, all members were in attendance.

Directors' Compensation

        Currently directors who are not employees of the Company are each paid an annual retainer fee of $10,000, as well as $1,000 per diem for attendance at a Board of Directors or committee meetings. Pursuant to the Amended 1993 Directors' Non-Qualified Stock Option Plan, each director who is not an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 16,000 shares of Common Stock at the fair market value of the stock on that date.

Communications with the Board of Directors

        The Company does not have formal procedures for shareholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Company's corporate secretary at 1015 Third Avenue, Suite 1200, Seattle, Washington 98104, with a request to forward the same to the intended recipient(s). In general, all shareholder communication delivered to the Company's corporate secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received. However, the corporate secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters can be found on the Company's website at www.investor.expeditors.com.

AUDIT COMMITTEE REPORT

        The Audit Committee has continuously functioned since it was established in 1984 by action of the Board of Directors. The function of the Audit Committee is set forth in a charter (the "Audit Charter") which was adopted by action of the Board of Directors on May 3, 2000.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, selected each year by the Board of Directors at the recommendation of the Audit Committee, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. As described in the Audit Charter, the Audit Committee's responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.

        In addition to its other responsibilities under the Audit Charter, the Audit Committee has reviewed and discussed with the management of the Company the Company's audited financial statements for year ended December 31, 2003. The Audit Committee has discussed with KPMG LLP ("KPMG"), the Company's independent auditors for 2003, the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG written affirmation of their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG the auditor's independence from the Company and its management.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    James J. Casey, Chairman
    Dan P. Kourkoumelis
    Michael J. Malone
    John W. Meisenbach

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

        Messrs. Casey, Kourkoumelis, Malone and Meisenbach serve as members of the Compensation Committee. No member of the Compensation Committee is or has been an officer or employee of the Company and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement.

Compensation Committee Report on Executive Compensation

        The Company operates in the highly competitive global logistics services industry. The Company believes that the quality of its service depends upon the quality of its officers and employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives.

        The Compensation Committee of the Board of Directors was established to develop and implement compensation policies, plans and programs which seek to:

  •
  attract and retain key executives critical to the long-term success of the Company;

  •
  enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders; and

  •
  support the short- and long-term strategic goals and objectives of the Company.

        Compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive bonus compensation, and long-term incentives in the form of stock options. The Compensation Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when determining base salaries, percentage allocation of the bonus program, and grant of stock options. The Company's objective is to offer a total compensation package which gives the executive the opportunity to be paid at a level which is superior to that offered by the Company's competitors in the global logistics services industry.

        Base Salary.    Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. This belief is based on the general knowledge of the Compensation Committee and management of compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this Proxy Statement.

        Base salaries for executives are reviewed by the Compensation Committee on an annual basis as part of an overall examination of compensation. The base salary may be changed based on the Compensation Committee's decision that an individual's contribution, duties, and responsibilities to the Company have changed.

        The Compensation Committee believes that the total compensation of the Chairman and Chief Executive Officer should be closely linked to operating income, and as a result, the fixed portion (represented by base salary) of the compensation package for this position has remained at the current level since June 1, 1987.

        Incentive Compensation.    The Company has maintained an incentive bonus program for executive officers since the inception of the Company. In January 1985, the Compensation Committee fixed the aggregate amount of bonuses available under the program at ten percent of pre-bonus operating income. Factors considered in determining the percentage to be made available for distribution included the number of executives participating in the bonus program, as well as the level of Company operations. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to executive officers in each of the years from 1982 to 1984, which approximated ten percent of operating income during those years.

        The Compensation Committee believes that setting the aggregate executive bonus at a fixed percentage of operating income, with fluctuations in bonuses paid tied to actual changes in operating income, provides both a better incentive to the executives than discretionary bonuses or alternative targeted performance goals, and a more direct relationship between the executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the executive team.

        On May 7, 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan") which brought the long-established executive incentive compensation plan into technical compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")—a provision which applied to the Company for the first time in 1997. The Compensation Committee is responsible for administration of the 1997 Compensation Plan.

        Except for Mr. Wang, all bonuses accrued for Named Executive Officers and selected other senior officers after the July 1, 1997 effective date were computed and paid from a pool consisting of ten percent of pre-bonus operating income established and maintained according to the terms of the 1997 Compensation Plan. From the inception of the Company to March 31, 1999, Mr. Wang's bonus was paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision. Effective April 1, 1999, Mr. Wang's bonus was computed and paid under the 1997 Compensation Plan.

        All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 1997 Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Any portion of bonus established in the 1997 Compensation Plan which is not allocated by action of the Compensation Committee may be allocated to key officers determined to be eligible in the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any Named Executive Officer nor can such an allocation cause any individual to become a Named Executive Officer.

        The percentage of the bonus pool allocated to the Chairman and Chief Executive Officer has changed periodically to allow increased allocations to other executives and as a result of changes in the total number of participating executives. During 2003, the portion of the executive bonus pool allocated by the Compensation Committee to the Chairman and Chief Executive Officer decreased by two percent as a result of an increase in the allocation to certain other participants.

        The 1997 Compensation Plan as adopted by the shareholders and administered by the Compensation Committee mirrors the compensation program that has been in place in each operating office since the inception of the Company. The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Along with the branch manager, key department managers and supervisors share in the distribution of this branch bonus pool.

        Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team-oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

        Long-Term Incentives.    The Compensation Committee believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with shareholder value. During 2003, the Compensation Committee granted stock options for 1,846,500 shares to 1,891 employees including each of the Named Executive Officers. Except in the case of the Chairman and Chief Executive Officer, the Compensation Committee granted stock options based upon recommendations made by senior management. Prior to approving any stock option grants, the Compensation Committee reviews and considers factors such as the employee's current position, length of service, and any prior stock option grants.

        During the 2003 stock option review process, stock option grants for the Named Executive Officers were granted from shares authorized under the 1997 Stock Option Plan. All options issued to employees in 2003 were granted with an exercise price equal to 100% of market value with 50% vesting three years from the date of grant, 75% vesting after four years, 100% vesting after five years and these options had an expiration date ten years from the date of grant.

        Each executive officer of the Company currently holds unvested stock options. The Compensation Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

        Post Employment—Personal Services Agreement.    The employment contract of the Chairman and Chief Executive Officer contains a provision calling for post-employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever comes first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the CPI or similar index. If the Chairman and Chief Executive Officer were to retire in 2004 the initial annual payment would be $110,000 and the agreement would run through March 17, 2013 unless terminated as provided below. The contract also extends coverage under the Company's standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated with cause.

        The Compensation Committee recognizes the key role that continuity in personal relationships plays in the global logistics services business. This agreement calling for personal services assures the Company of the post-retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another.

        Policy on Deductibility of Compensation.    Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to the Company's Chief Executive Officer and to the four highest compensated officers whose compensation must be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is limited to $1,000,000 per officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2003. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to covered officers which is not fully deductible as a result of this limitation.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    James J. Casey
    Dan P. Kourkoumelis
    Michael J. Malone
    John W. Meisenbach

Summary Compensation Table

        The following table shows compensation paid by the Company for services rendered during fiscal years 2003, 2002, and 2001 to the person who was the Chief Executive Officer at the end of fiscal 2003 and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 2003 (the "Named Executive Officers").

Long-Term Compensation Awards Securities Underlying Options #
Annual Compensation
Name and Principal Position	Fiscal Year				All Other Compensation(2)
		Salary	Bonus(1)
Peter J. Rose Chairman and Chief Executive Officer	2003 2002 2001	$110,000 110,000 110,000	$2,857,222 2,672,593 2,239,830	25,000 100,000 100,000	$1,500 1,500 1,500
James L.K. Wang President-Asia	2003 2002 2001	100,000 100,000 100,000	2,703,607 2,531,930 2,131,944	25,000 60,000 80,000	-0- -0- -0-
Glenn M. Alger President and Chief Operating Officer	2003 2002 2001	100,000 100,000 100,000	2,396,379 2,250,604 1,886,172	25,000 60,000 80,000	1,500 1,500 1,500
Robert L. Villanueva Executive Vice President- The Americas	2003 2002 2001	100,000 100,000 100,000	1,751,201 1,603,556 1,343,899	25,000 40,000 30,000	1,500 1,500 1,500
Rommel C. Saber Executive Vice President- Europe, Africa & Near/Middle East	2003 2002 2001	100,000 100,000 100,000	1,751,201 1,603,556 1,343,899	25,000 40,000 60,000	1,500 1,500 1,500

(1)
These amounts were paid pursuant to bonus programs in place since the inception of the Company. Since 1985, the Compensation Committee of the Board of Directors has set the aggregate amount of executive bonuses at ten percent of pre-bonus operating income. All bonuses were computed and paid according to the terms of the 1997 Compensation Plan.

(2)
These amounts include the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

Option Grant Table

        The following table sets forth certain information regarding options granted during 2003 to the Named Executive Officers.

	Option Grants in Last Fiscal Year(1)
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(1)
			Exercise or Base Price ($/Sh)(3)
Name				Expiration Date(2)
					5% ($)	10% ($)
Peter J. Rose	25,000	1.4	36.59	5/7/2013	575,500	1,458,000
James L.K. Wang	25,000	1.4	36.59	5/7/2013	575,500	1,458,000
Glenn M. Alger	25,000	1.4	36.59	5/7/2013	575,500	1,458,000
Robert L. Villanueva	25,000	1.4	36.59	5/7/2013	575,500	1,458,000
Rommel C. Saber	25,000	1.4	36.59	5/7/2013	575,500	1,458,000

(1)
The above grants were made on May 7, 2003 pursuant to the Company's 1997 Stock Option Plan ("Option Plan"). All options granted in fiscal 2003 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the Option Plan, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See "Change in Control Arrangements."

(2)
The options expire ten years after the date of the grant.

(3)
Realizable values are reported net of the option exercise price and ignoring tax consequences. The dollar amounts under these columns are the result of calculations using the standard 5% and 10% rates set by the Securities and Exchange Commission (the "SEC"). Actual gains, if any, on stock option exercises are dependent on future appreciation in value of all outstanding Common Stock. The potential realizable value calculation assumes that the option holder remains employed through the vesting period and then waits until the end of the option term to exercise the option.

Option Exercises and Year-End Option Value Table

        The following table sets forth certain information as of December 31, 2003 regarding options held by the Named Executive Officers.

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-the-Money Options at December 31, 2003(2)
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Rose	-0-	-0-	368,000	305,000	$10,012,720	$3,827,950
James L.K. Wang	-0-	-0-	300,000	225,000	$7,571,600	$2,776,350
Glenn M. Alger	9,114	$257,197	360,874	212,500	$11,182,052	$2,506,100
Robert L. Villanueva	76,972	$2,359,878	60,028	110,000	$1,693,817	$1,069,150
Rommel C. Saber	80,000	$2,595,191	252,000	165,000	$7,493,740	$1,935,450

(1)
Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2)
This value is calculated based on the closing price of the Company's Common Stock at December 31, 2003, less the exercise price multiplied by the number of in-the-money options held. The calculation ignores tax consequences. There is no guarantee that if and when these options are exercised they will have this value.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2003, regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance, Other Than Securities to be Issued Upon Exercise of All Outstanding Options, Warrants and Rights
Equity Compensation Plans Approved by Security Holders	12,596,480	$21.05	1,560,406
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	12,596,480	$21.05	1,560,406

Stock Price Performance Graph

        The following graph shows a five-year comparison of cumulative returns for the Company's Common Stock, the NASDAQ Stock Market (U.S. and Foreign) and NASDAQ Trucking and Transportation Stock Index. The total cumulative return on investment (change in month-end stock price plus reinvested dividends) for each of the periods for the Company, the NASDAQ Stock Market (U.S. and Foreign) and the NASDAQ Trucking and Transportation Index is based on the stock price or index at December 31, 1998.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
THE NASDAQ STOCK MARKET (U.S. AND FOREIGN) INDEX
AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX

*$100 INVESTED ON 12/31/98 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Employment Contracts

        The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

Name and Current Position	Current Base Annual Salary	Expiration Date
Peter J. Rose Chairman and Chief Executive Officer	$110,000	May 2004
James L.K. Wang President-Asia	$100,000	May 2004
Glenn M. Alger President and Chief Operating Officer	$100,000	May 2004
Robert L. Villanueva Executive Vice President- The Americas	$100,000	May 2004
Rommel C. Saber Executive Vice President- Europe, Africa & Near/Middle East	$100,000	May 2004

        Each of the above employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise. Each agreement includes a covenant of the employee not to compete with the Company during its term and for a period of six months following termination, at the option of the Company, provided that no change in control shall have occurred. See "Change in Control Arrangements" below. The Company has the right to terminate any of these agreements at any time. If the Company terminates an agreement without cause during the term thereof, the employee is entitled to receive an amount equal to his last six-months compensation, including base salary and bonus. In other circumstances, such persons will receive a lump sum payment equal to six months base salary in the event the Company elects to enforce the post-employment covenant not to compete.

Change in Control Arrangements

        The employment agreement for each executive officer allows the Company to extend the restriction on competition with the Company for six months following termination of the employment relationship. The extension is at the sole election of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined below, in which case the employee may decline any offered lump sum payment and thereby avoid the accompanying restriction on competition.

        Historically, most options granted under the Company's 1985 Plan and the 1997 Plan vest at the rate of 50% three years after the date of grant, and an additional 25% four years after the date of grant, and the balance five years after the date of grant. Certain options granted under the Company's 1997 Plan vest 100% after three years. However, both the 1985 Plan and the 1997 Plan provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

        "Change in Control" means either one of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) shareholder approval of a transaction involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

CERTAIN TRANSACTIONS

        In connection with the acquisition of the assets of certain Far East affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Far East office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Company has selected KPMG LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

        Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2003 and 2002.

Description of Professional Service	2003	2002
Audit Fees(1)	$951,725	$855,000
Audit Related Fees(2)	20,000	-0-
Tax Fees(3)	81,500	64,000
All Other Fees(4)	-0-	12,000

(1)
Includes fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

(2)
Includes fees for the Costa Rica acquisition audit. No fees were paid to KPMG LLP in either year for employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews or consultations concerning financial accounting and reporting standards.

(3)
Includes the fees for tax advice. No fees were paid to KPMG LLP in either year for tax compliance or for tax planning.

(4)
Includes fees for routine international governance issues.

        In 2002, the Audit Committee adopted a policy that prohibits the Company from retaining its principal independent auditors for any new engagements other than those that could be described above as audit or audit related. This policy does not apply to the continuation of any engagements, if the completion of such work by KPMG LLP would be most efficient and cost effective.

        In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

OTHER BUSINESS

        As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act of 1934, as amended, requires that the Company's directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than ten percent beneficial owners were filed on a timely basis during 2003, except that Peter J. Rose was late in reporting the May 2003 purchase of 7,000 shares through an IRA account.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

        Shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by December 2, 2004, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

        Shareholders who intend to present a proposal at the 2005 Annual Meeting of Shareholders without having the proposal included in the Company's proxy materials are required to provide appropriate notice to the Secretary at the Company's executive offices no later than February 15, 2005. Proposals which do not meet this notice requirement will be subject to discretionary voting authority granted by proxy.

SOLICITATION OF PROXIES

        The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

        The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

By Order of the Board of Directors

Jeffrey J. King Secretary
Seattle, Washington March 31, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

        The Audit Committee of the Board of Directors of Expeditors is authorized by the Bylaws and was established by resolution of the Board adopted on May 17, 1984 some four months prior to the Company's initial public offering. The relevant portions of the resolution read as follows:

  FURTHER RESOLVED, that the function of the Audit Committee shall be to meet with the internal audit staff of the Company and its public accountants to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company.

Historically, the Audit Committee has been composed exclusively of the non-employee Board members and has met in advance of quarterly earnings releases to review and approve the Company's financial results. This Charter is intended to satisfy SEC and NASD rules for audit committee charters and this document, which has been adopted by unanimous vote of the Board, supplements the resolution set forth above.

Membership

        The Audit Committee shall consist of not less than three nor more than five members of the Board of Directors. No member of the Audit Committee shall be an active or retired employee of the Company, and all members shall be independent of management according to both the letter and spirit of the applicable SEC and NASD/Amex rules. In addition, each member shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with that individual's exercise of independent judgment in carrying out responsibilities as a member of the Audit Committee.

        In serving on the Audit Committee, each independent director represents that he or she is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement or will take steps to become able to do so within a reasonable period of time.

Meetings

        The Audit Committee shall hold four regularly scheduled meetings each year, normally in the first week of February, May, August and November, for the purpose of approving the contents of the Company's draft earnings release. Special meetings of the Committee may be called from time to time upon notice issued by any two directors, whether or not such directors are members of the Committee, or as otherwise provided pursuant to the Company's Bylaws.

        A majority of the members shall constitute a quorum of the Committee. A majority of those members in attendance shall decide any question brought before any meeting of the Committee.

Responsibilities

        The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company's funded benefit plans. Through its activities, the Committee will facilitate open communication among directors, the Company's independent accountants, and corporate management.

        The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside accountants and the adequacy of disclosure to shareholders and to the public.

        Specifically, the Audit Committee will:

  1.
  Approve the contents of the Company's draft earnings release following consideration of the financial statements, supporting schedules and discussions with management and the reviewing independent public accountants.

  2.
  Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company's outside auditors and shall approve such other independent public accountants, if any, as may be selected to serve as statutory auditors of any foreign entity consolidated with the financial results of the Company.

  3.
  Designate one member of the Audit Committee as the "expert" as defined in the current NASD rules.

  4.
  Review with representatives of the independent accountants:

  •
  Any significant changes in the plan for and scope of its annual audit of the Company's financial statements.

  •
  Written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 discussing and forming a judgment concerning the independent accountant's independence and confirm that the independent accountants are ultimately accountable to the Board and the Audit Committee.

  •
  The results of the annual audit.

  •
  Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.

  •
  Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.

  •
  Discuss any other issue, including any matters covered by SAS 61, which the independent accountant may bring to the attention of the Committee.

  5.
  Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K by preparing the Audit Committee Report to be included with the proxy statement relating to the annual meeting of shareholders at which directors are elected.

  6.
  Review the extent of any services outside the audit area performed for the Company by its independent accountants.

  7.
  Review the fees proposed by the Company's independent accountants for their services.

  8.
  Review the work of the Company's internal audit function including management's plans for future audit coverage.

  9.
  Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

  10.
  Review compliance by officers and employees with the Company's policies on business ethics and public responsibility.

  11.
  Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

  12.
  Meet privately from time to time with representatives of the independent accountants and management.

  13.
  Review applicable SEC and NASD rules and reassess the adequacy of this Audit Committee Charter on an annual basis prior to or during the February meeting of the Committee and to make prompt recommendations to the Board in the event that changes are deemed necessary or desirable.

PROXY

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Peter J. Rose and Jeffrey J. King, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of common stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 5, 2004, or at any adjournment thereof. The undersigned directs that this proxy be voted as indicated on the reverse side.

(Please mark your vote on the reverse side, sign, date and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

☒	Please mark your votes as in this example.	EIW
FOR all nominees (except as indicated to the contrary below).			WITHHOLD AUTHORITY to vote for all nominees named below.
1.	ELECTION OF DIRECTORS	☐	☐	2. IN THEIR DISCRETION, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.
Nominees: 01 P.J. Rose 02 J.L.K. Wang 03 R.J. Gates 04 J.J. Casey 05 D.P. Kourkoumelis 06 M.J. Malone 07 J.W. Meisenbach	This proxy, when properly executed, will be voted in the manner directed on this proxy card. The Board of Directors recommends a vote FOR all nominees designated on this proxy card. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees and will be voted in accordance with the discretion of the proxies on all other matters which may come before the meeting or any adjournment.

The undersigned hereby revokes any proxy or proxies hereunto given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.
Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below:				PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Signature	Signature	Date
NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- FOLD AND DETACH HERE -

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
INFORMATION REGARDING PROXIES
VOTING SECURITIES
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL 1—ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXIES
  APPENDIX A
AUDIT COMMITTEE CHARTER EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS